================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 March 15, 2002
                Date of Report (Date of earliest event reported)


                            MEADWESTVACO CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                    001-31215               31-1797999
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                One High Ridge Park, Stamford, Connecticut 06905
                    (Address of principal executive offices)

                                 (203) 461-7400
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



================================================================================

Item 5.  Other events.


     MeadWestvaco Corporation today reported financial results for Westvaco Corporation's two-month transition period ended December 31, 2001, prior to Westvaco Corporation's merging with The Mead Corporation. The company is reporting for this transition period because of the change in its fiscal year to a calendar year end.

     A copy of the press release issued by MeadWestvaco Corporation on March 15, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Exhibits.


     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.             Description

            99.1                 Press Release dated March 15, 2002

--------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 15, 2002

                                          MEADWESTVACO CORPORATION




                                 By:    /s/ John W. Hetherington
                                        ----------------------------------------
                                        John W. Hetherington
                                        Secretary

                                                                    Exhibit 99.1
                                                                    ------------


MeadWestvaco Reports Westvaco Corporation Two-Month Transition Period Financial Results

Impact of Adopting Financial Accounting Standards No. 142 Regarding Goodwill

MeadWestvaco Provides Outlook for First Quarter 2002

STAMFORD, CONN. - March 15, 2002 - MeadWestvaco Corporation (NYSE: MWV) today reported financial results for Westvaco Corporation's two-month transition period ended December 31, 2001, prior to merging with The Mead Corporation. The company is reporting for this transition period because of the change in its fiscal year to a calendar year end.

For the two months ended December 31, 2001, the former Westvaco Corporation had sales of $602.7 million and a net loss of $21.7 million or $.21 per share, compared to sales of $631.3 million and net income of $26.0 million or $.26 per share for the same prior year period. The company's performance for the two months ended December 31, 2001, reflected generally soft demand and lower selling prices for paper and some grades of paperboard as a result of weakness in the U.S. economy. Additionally, in the case of papers, performance was also affected by increased import competition because of the strong U.S. dollar.

During the period, Westvaco took downtime to manage inventories to market demand. This resulted in 70,000 tons of lowered production with an estimated negative impact of $.09 per share. Other factors negatively affecting results included write downs of plant and equipment taken out of service, write downs of inventories under lower of cost or market valuations, the acceleration of maintenance expenses in connection with market-related downtime, and other charges principally relating to accrued employee benefits and receivables.

Packaging
Westvaco's packaging segment reported a pretax operating loss of $6.4 million. Segment sales totaled $393.3 million. Pricing was weak for unbleached products and for bleached paperboard sold to economically sensitive markets. Responding to market conditions, Westvaco took downtime at its packaging mills of approximately 57,000 tons, which reduced profits by nearly $11 million pretax or $.07 per share. In consumer packaging, most markets remained stable to strong with lower than anticipated growth in the end markets for CDs and continued rapid growth in demand for packaging of DVDs and games.

Rigesa, Ltda, Westvaco's Brazilian subsidiary, reported pretax operating earnings of $2.3 million on sales of $25.1 million. The business benefited from good demand for most of its value-added products, particularly fruit packaging, although its operating profit and revenues declined compared to the prior year 2000 period as a result of weaker local currency exchange rates.

Paper
Westvaco's paper segment, including the envelope business, reported a pretax operating loss of $2.8 million on sales of $157.3 million. Segment results reflected lower prices and demand for printing papers. The company took approximately 13,000 tons of downtime at an estimated cost of $4 million pretax or $.02 per share.

Specialty Chemicals
Westvaco's specialty chemicals business reported pretax operating profit of $4.4 million on sales of $50 million. Ink resin markets were strong due to the increase in seasonal newspaper inserts and holiday catalogs. Results for the activated carbon business remained stable, reflecting solid unit volume in the auto industry. Weaker results for the specialty chemicals segment were due to the slower economy and increased competition in the Far East.

Impact of Adopting Financial Accounting Standards No. 142

The company also announced that it will adopt, as required, Statement of Financial Accounting Standards (SFAS) No. 142, effective as of January 1, 2002. Under the Standard, goodwill and intangible assets with indefinite lives will no longer be amortized, but instead will be tested for impairment at least annually. Westvaco goodwill at the end of 2001 was approximately $560 million.

In compliance with SFAS No. 142, the company is in the process of completing an evaluation of the carrying value of goodwill. Based upon the goodwill assessment work to date, the company estimates that a non-cash goodwill impairment charge in the range of $250-350 million will be recorded in 2002. The impairment charge will be the same before and after taxes as the goodwill is not deductible and will not affect cash flow or future operating results.

MeadWestvaco Outlook for First Quarter 2002

For the first quarter of 2002, MeadWestvaco's operating results are expected to be weaker than the sum of Mead and Westvaco's first quarter results last year. As a result of a weakening global economy, prices for coated papers, containerboard and bleached paperboard sold in economically sensitive markets declined during 2001. Therefore, pricing for some grades of paper and paperboard are much lower this quarter than in last year's first quarter. In addition, due to the timing of the merger, the quarter will reflect only two months of results of operations for the former Mead Corporation. Due to merger accounting rules, non-cash depreciation for the former Mead Corporation will be higher.

Total downtime in MeadWestvaco's medium and bleached paperboard operations is expected to be approximately 100,000 tons in the first quarter of 2002, compared to 68,000 tons in

2001. This downtime includes scheduled maintenance reducing production at its domestic corrugating medium operations at Stevenson, Alabama and market downtime and extended maintenance at its Evadale, Texas bleached paperboard operations. In 2001, downtime included 33,000 tons for the former Mead and 35,000 tons for the former Westvaco. In coated and specialty papers, the company will take approximately 37,000 tons of market-related downtime to more closely align production with demand. First quarter 2002 results will also include charges for previously announced restructuring and other merger-related actions of approximately $40 million.

MeadWestvaco Background and Other Developments

MeadWestvaco Corporation was formed on January 29, 2002, as a result of a merger between The Mead Corporation and Westvaco Corporation. The merger was structured as a stock-for-stock exchange and will be accounted for in 2002 as a purchase transaction under recent guidelines for business combinations. MeadWestvaco had announced plans, following the merger, to take actions in the first two years, leading to annual synergies of $325 million. Of the $325 million in synergies, $125 million is expected to come from optimization of the Papers Group. Specific activities to achieve these synergies will include the elimination of high cost manufacturing equipment and the streamlining of processes and staffing. In addition, $70 million in synergies relate to purchasing and logistics, $90 million to corporate overhead and technology, and $40 million to the packaging segment. On February 5, MeadWestvaco announced initial merger-related restructuring plans for its corporate groups, and on March 4 announced plans to shut down permanently four paper machines and related equipment.

MeadWestvaco Corporation, headquartered in Stamford, Conn., has annual sales of $8 billion and is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries, serves customers in approximately 100 nations and employs more than 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco manages 3.5 million acres of forests. For more information about MeadWestvaco, visit the company's web site, www.meadwestvaco.com.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for each company's products; changes in raw materials; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; and currency movements. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.



Consolidated statement of income                    Two-month
    In millions, except per share data          Transition period
    (Unaudited)                           ended December 31, 2001
                                          -----------------------

    Sales                                            $602.7
    Other income (expense), net                        (2.3)
                                                       -----
                                                      600.4
                                                      -----

    Cost of products sold                             482.2
    Selling, research and administrative expenses      63.2
    Depreciation and amortization                      60.7
    Interest expense                                   32.9
                                                       ----
                                                      639.0
                                                      -----
    Income (loss) before taxes                        (38.6)
    Income taxes (benefit)                            (16.9)
                                                      ------
    Net income (loss)                                $(21.7)
                                                      ------

    Net income (loss) per share-basic and diluted:    $(.21)

    Shares used to compute net income (loss) per share:
      Basic                                           102.5
      Diluted                                         102.6


    Consolidated balance sheet
    In millions (Unaudited)                   At December 31  At October 31
                                              --------------  -------------
                                                        2001           2001
                                                        ----           ----
    Assets
    Cash and marketable securities                    $102.4          $81.2
    Receivables, net                                   395.6          414.7
    Inventories                                        434.6          426.4
    Prepaid expenses                                   101.0           93.4
                                                       -----           ----
    Current assets                                   1,033.6        1,015.7
    Plant and timberlands, net                       4,235.9        4,227.3
    Prepaid pension asset                              800.1          779.4
    Goodwill                                           560.9          565.2

    Other assets                                       197.8          199.4
                                                       -----          -----
                                                    $6,828.3       $6,787.0
                                                     -------        -------

    Liabilities and shareholders' equity
    Current liabilities                               $725.8         $701.0
    Long-term debt                                   2,697.2        2,660.5
    Other long-term obligations                         83.0           76.8
    Deferred income taxes                            1,007.1        1,007.8
    Shareholders' equity                             2,315.2        2,340.9
                                                     -------        -------
                                                    $6,828.3       $6,787.0
                                                     -------        -------

    MeadWestvaco Corporation and consolidated subsidiary companies

Note: Information does not reflect results of the merger of The Mead Corporation and Westvaco Corporation, which was consummated on January 29, 2002.

 Business segment information
    In millions (Unaudited)                         Two-month
                                      Transition period ended
                                            December 31, 2001

    Sales
     Packaging                                        $368.2
     Rigesa                                             25.1
                                                        ----
      Packaging total                                  393.3
     Paper                                             157.3
     Chemical                                           50.0
     Corporate and other                                10.9
                                                        ----
     Total                                             611.5
     Intersegment eliminations                          (8.8)
                                                        -----
     Consolidated totals                              $602.7
                                                       -----

    Operating profit

     Packaging                                         $(8.7)
     Rigesa                                              2.3
                                                         ---
      Packaging total                                   (6.4)
     Paper                                              (2.8)
     Chemical                                            4.4
     Corporate and other                               (33.8)
                                                       ------
     Consolidated totals                              $(38.6)
                                                       ------


     MeadWestvaco Corporation and consolidated subsidiary companies